Exhibit 99.1
VPG Appoints Sejal Shah Gulati as New Independent Director
MALVERN, Pa. (November 17, 2021) - Vishay Precision Group, Inc. (NYSE: VPG), a leading producer of precision sensors and sensor-based systems, today announced the appointment of Sejal Shah Gulati as an independent member to its Board of Directors, effective January 1, 2022.
Marc Zandman, Chairman of the Board of Vishay Precision Group, said, “We are pleased to have Sejal join our board. She brings considerable expertise and demonstrated success in digital marketing and business management at both large companies and start-ups. We look forward to benefiting from her strategic counsel as we continue to work to build additional value for our stockholders.”
Ms. Gulati currently serves as the Chief Growth Officer at NOW™, a B2B payments start-up that helps businesses accelerate invoice payments. She most recently served as Senior Vice President and Growth Leader at Genpact Limited, a NYSE-listed global services firm focused on delivering digital transformation for hundreds of Fortune 500 companies. From 2017 to 2020, she served as General Manager and Vice President of Global Commercial Services for American Express. From 2016 to 2017, Ms. Gulati served as Chief Marketing Officer for EZETAP, a venture funded start-up company that facilitated B2B payments. Prior to founding and serving as CEO of Time Inc. India/TAS Analytical Services, a media analytics company serving Time Inc. and Time Warner from 2006 to 2016, she was the Director of Sales and Marketing for a number of Time Inc. publications, where she earned several industry awards for innovation.
Ms. Gulati earned her Bachelor of Arts degree from Princeton University and an MBA from Harvard Business School. She previously served as a Trustee of Princeton University and was the President of the Harvard Business School Alumni Board.
Sejal Shah Gulati
About VPG:
Vishay Precision Group, Inc. (VPG) is an internationally recognized designer, manufacturer and marketer of: components based on its resistive foil technology; sensors; and sensor-based measurement systems specializing in the growing markets of stress, force, weight, pressure, and current measurements. VPG is a market leader of foil technology products, providing ongoing technology innovations in precision foil resistors and foil strain gages, which are the foundation of the company's force sensors products and its weighing and control systems. The product portfolio consists of a variety of well-established brand names recognized for precision and quality in the marketplace. To learn more, visit VPG at www.vpgsensors.com.
Forward-Looking Statements:
From time to time, information provided by us, including but not limited to statements in this report, or other statements made by or on our behalf, may contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those anticipated.
Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; global labor and supply chain challenges; difficulties or delays in identifying, negotiating and completing acquisitions and integrating acquired companies; the inability to realize anticipated synergies and expansion possibilities; difficulties in new product development; changes in competition and technology in the markets that we serve and the mix of our products required to address these changes; changes in foreign currency exchange rates; political, economic, health (including the COVID-19 pandemic) and military instability in the countries in which we operate; difficulties in implementing our cost reduction strategies, such as underutilization of production facilities, labor unrest or legal challenges to our lay-off or termination plans, operation of redundant facilities due to difficulties in transferring production to achieve efficiencies; significant developments from the recent and potential changes in tariffs and trade regulation; our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter-in-place orders and business closures and the related impact on resource allocations, manufacturing and supply chains; the Company’s status as a “critical”, “essential” or “life-sustaining” business in light of COVID-19 business closure laws, orders and guidance being challenged by a governmental body or other applicable authority; the Company’s ability to execute its business continuity, operational and budget plans in light of the COVID-19 pandemic; and other factors affecting our operations, markets, products, services, and prices that are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2021. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Steve Cantor
Vishay Precision Group, Inc.
781-222-3516
steve.cantor@vpgsensors.com
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